UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2004

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas Avenue Suite 3100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 659-1361

(Registrant’s telephone number, including area code)

ITEM 5. Other Matters and Regulation FD Disclosure

On July 6, 2004, Cheniere Energy, Inc. issued a press release announcing that ConocoPhillips and Freeport LNG Development, L.P. have finalized their previously announced transaction for the proposed liquified natural gas (LNG) receiving terminal in Quintana, Brazoria County, Texas. The press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.

ITEM 7. Financial Statements and Exhibits

(c)	Exhibits.

99.1*	Press Release dated July 6, 2004.

*	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: July 7, 2004	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Chief Financial Officer